UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 9, 2013

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

LTIP: On January 4, 2013, the Nominating and Compensation Committee of the Board of Directors of Lionbridge Technologies, Inc. ("LTI") approved and granted to each Executive Officer and certain other key employees a long-term performance based stock incentive award (the "LTIP") under the Corporation's 2011 Stock Incentive Plan. Pursuant to the terms of the LTIP, restrictions with respect to the stock will lapse upon the achievement of revenue and profitability targets within the two calendar years from and including the year of grant. If the targets are not achieved, the shares will be forfeited by the holder.

The forms of LTIP Award Agreement are attached as Exhibits 10.1 and 10.2 to this Form 8-K and the description of such terms containedin such Award Agreements is incorporated by reference herein.

Independent Director Compensation Plan: On January 4, 2013, the Nominating and Compensation Committee of the Board of Directors of LTI amended and restated the Independent Director Compensation Plan to provide for per meeting fees of $500 and $2,000 for attendence by a director at any unscheduled or special meeting of the Board of Directors.

The Independent Director Compensation Plan, as amended and restated, is attached as Exhibit 10.3 to this Form 8-K and the description of such terms contained in this Plan is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

January 9, 2013	By:	Margaret A. Shukur

Name: Margaret A. Shukur
Title: SVP, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of 2013 LTIP (RSA)
10.2	Form of 2013 LTIP (RSU)
10.3	Independent Directors Compensation Plan